Exhibit 107

Calculation of Filing Fee Tables

Schedule 14A
(Form Type)

AgroFresh Solutions, Inc.
(Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to be Paid	$185,089,422.00	(1)	0.0001102	$20,397.00	(2)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$185,089,422.00
Total Fees Due for Filing				20,397.00
Total Fees Previously Paid				–
Total Fee Offsets				–
Net Fee Due				$20,397.00

(1)
Aggregate number of securities to which transaction applies: As of November 11, 2022, the maximum number of securities of AgroFresh Solutions, Inc. (the “Company”) to which this transaction applies is estimated to be 61,696,474, which consists of (a) 53,052,352 shares of shares of the Company’s common stock, par value $0.0001 per share, entitled to receive the per share merger consideration of $3.00; (b) 1,554,909 shares of common stock underlying outstanding stock options, which are entitled to receive the per share merger consideration of $3.00 minus any applicable exercise price; (c) 41,250 shares of common stock underlying outstanding stock appreciation rights, which may be entitled to receive the per share merger consideration of $3.00 minus any applicable base price; (d) 2,026,646 shares of common stock underlying outstanding restricted stock units entitled to receive the per share merger consideration of $3.00; (e) 148,895 shares of common stock underlying outstanding phantom restricted stock units entitled to receive the per share merger consideration of $3.00; (f) a maximum of 4,048,320 shares of common stock underlying outstanding restricted stock units subject to performance-based vesting, which may be entitled to receive the per share merger consideration of $3.00 (assuming maximum achievement of all applicable performance conditions); (g) a maximum of 138,344 shares of common stock underlying outstanding phantom restricted stock units subject to performance-based vesting, which may be entitled to receive the per share merger consideration of $3.00 (assuming maximum achievement of all applicable performance conditions); (h) one share of Series A preferred stock, par value $0.0001 per share, entitled to receive the merger consideration of $3.00; and (i) 685,757 shares of common stock reserved for issuance pursuant to employee stock purchase plans.

(2)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purposes of calculating the filing fee, as of November 11, 2022, the underlying value of the transaction was calculated based on the sum (a) the product of 53,052,352 shares of common stock and the per share merger consideration of $3.00; (b) the product of 1,554,909 shares of common stock underlying outstanding stock options and the per share merger consideration of $3.00; (c) the product of 41,250 shares of common stock underlying outstanding stock appreciation rights and the per share merger consideration of $3.00; (d) the product of 2,026,646 shares of common stock underlying outstanding restricted stock units and the per share merger consideration of $3.00; (e) the product of 148,895 shares of common stock underlying outstanding phantom restricted stock units and the per share merger consideration of $3.00; (f) the product of 4,048,320 shares of common stock underlying outstanding restricted stock units subject to performance-based vesting and the per share merger consideration of $3.00 (assuming the restricted stock units vest at maximum achievement of all applicable performance conditions); (g) the product of 138,344 shares of common stock underlying outstanding phantom restricted stock units subject to performance-based vesting and the per share merger consideration of $3.00 (assuming the 138,344 shares are paid out at maximum achievement of all applicable performance conditions); (h) the product of the one share of Series A preferred stock and the merger consideration of $3.00; and (i) the product 685,757 shares of common stock reserved for issuance pursuant to employee stock purchase plans and the per share merger consideration of $3.00. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001102.